Exhibit 99.1

Talkspace Announces Third Quarter 2023 Results

B2B payor revenue grew 132% year-over-year

3Q 2023 Operating expenses of $24.0 million, down 30% year-over-year

Reduced Net Loss to $4.4 million and Adjusted EBITDA1 loss to $2.8 million, an improvement of 75% and 82% year-over-year, respectively

NEW YORK, New York - November 2, 2023 – Talkspace, Inc. (NASDAQ: TALK), today reported third quarter 2023 financial results.

	Three Months		Nine Months
Period Ended September 30, 2023 (Unaudited)	Results	Variance from Prior Year %	Results	Variance from Prior Year %
(In thousands unless otherwise noted)
Number of B2B eligible lives at period end (in millions)	113	31%	113	31%
Number of completed B2B sessions during the period	228.6	105%	600.8	102%
Number of Consumer active members at period end	13.3	(26)%	13.3	(26)%

Total revenue	$38,646	32%	$107,627	20%
Gross profit	$18,849	29%	$53,409	21%
Gross margin %	48.8%		49.6%
Operating expenses	$24,028	(30)%	$74,035	(30)%
Net loss	$(4,414)	75%	$(17,876)	71%
Adjusted EBITDA[1]	$(2,800)	82%	$(13,223)	74%
Cash and cash equivalents at period end	$125,332	—	$125,332	—

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

Dr. Jon Cohen, CEO of Talkspace, said, “The strong momentum in our payor business continues, driven by increasing demand for high-quality in-network benefits and enhanced engagement across our covered population. We grew our clinical network to support our current and future growth, while driving further gains in access and quality metrics and improving network productivity. These enhancements and our relentless focus on innovation will drive our growth as we continue to expand in existing and new verticals.”

Jennifer Fulk, CFO of Talkspace, said, “We experienced strong sessions growth in the quarter, while we continue to achieve further efficiencies in collections, traffic conversion and treasury operations. Our leverageable cost base has allowed us to make further progress towards break-even, while enhancing the size and quality of our clinical operations.”

Third Quarter 2023 Key Performance Metrics

•
Revenue increased 32% over the prior-year period to $38.6 million, driven by a 79% year-over-year increase in the B2B revenue categories, partially offset by a 32% year-over-year consumer revenue decline.
•
Gross profit increased 29% over the prior-year period to $18.8 million, and gross margin declined to 48.8% from 49.8% year-over-year, driven by a shift in revenue mix towards payor.
•
Operating expenses were $24.0 million, down 30% year-over-year, driven by a reduction across all of our operating cost categories.
•
Net loss was $(4.4) million, an improvement from $(18.0) million net loss in the third quarter of 2022, primarily driven by lower operating expenses and an increase in revenues.

Financial Outlook

The following guidance is based on current market conditions and expectations and what the Company knows today.

For the Fiscal Year 2023, Talkspace expects:

•
Revenue to be approximately $146 million, improved from our previous expectations of $137 million to $142 million.
•
Adjusted EBITDA loss to be in the range of $(16) million to $(17) million, narrowed from our previous expectations of $(16) million to $(19) million.

The Company expects to reach break-even Adjusted EBITDA by the end of the first quarter of 2024, with a cash balance of approximately $120 million.

Conference Call, Presentation Slides, and Webcast Details

The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (Nasdaq: TALK) is a leading virtual behavioral healthcare company committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall healthcare and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services from self-guided products to individual and couples therapy, in addition to psychiatric treatment and medication management. With Talkspace’s core psychotherapy offering, members are matched with one of thousands of licensed providers across all 50 states and can choose from a variety of subscription plans including live video, text or audio chat sessions and/or asynchronous text messaging.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Talkspace covers approximately 113 million lives as of September 30, 2023, through our partnerships with employers, health plans, and paid benefits programs.

For more information, visit www.talkspace.com.

For Investors:

Neal Nagarajan

Sloane & Company

(301) 273-5662

nnagarajan@sloanepr.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to factors and the other risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
(in thousands, except percentages, share and per share data)
Revenue:
Payor revenue	$22,112	$9,513	132.4	$55,462	$25,503	117.5
DTE revenue	8,002	7,280	9.9	24,717	19,626	25.9
Total B2B revenue	30,114	16,793	79.3	80,179	45,129	77.7
Consumer revenue	8,532	12,539	(32.0)	27,448	44,197	(37.9)
Total revenue	38,646	29,332	31.8	107,627	89,326	20.5
Cost of revenues	19,797	14,737	34.3	54,218	45,163	20.0
Gross profit	18,849	14,595	29.1	53,409	44,163	20.9
Operating expenses:
Research and development, net	4,180	6,073	(31.2)	13,704	16,869	(18.8)
Clinical operations, net	1,405	2,387	(41.1)	4,681	6,257	(25.2)
Sales and marketing	13,184	18,511	(28.8)	39,698	60,098	(33.9)
General and administrative	5,259	7,475	(29.6)	15,952	23,066	(30.8)
Total operating expenses	24,028	34,446	(30.2)	74,035	106,290	(30.3)
Operating loss	(5,179)	(19,851)	73.9	(20,626)	(62,127)	66.8
Financial (income), net	(779)	(1,885)	(58.7)	(2,915)	(889)	227.9
Loss before taxes on income	(4,400)	(17,966)	75.5	(17,711)	(61,238)	71.1
Taxes on income	14	17	(17.6)	165	127	29.9
Net loss	$(4,414)	$(17,983)	75.5	$(17,876)	$(61,365)	70.9
Net loss per share:
Basic and Diluted	$(0.03)	$(0.11)	72.7	$(0.11)	$(0.39)	71.8
Weighted average number of common shares:
Basic and Diluted	166,570,673	158,330,684		164,215,802	156,056,900

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
(in thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,332	$138,545
Accounts receivable	7,972	9,640
Other current assets	4,413	4,372
Total current assets	137,717	152,557
Property and equipment, net	272	677
Intangible assets, net	1,971	2,529
Other assets	388	491
Total assets	$140,348	$156,254
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,512	$6,461
Deferred revenues	3,622	4,355
Accrued expenses and other current liabilities	10,717	16,502
Total current liabilities	20,851	27,318
Warrant liabilities	1,586	939
Other liabilities	190	461
Total liabilities	22,627	28,718
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	386,783	378,722
Accumulated deficit	(269,078)	(251,202)
Total stockholders’ equity	117,721	127,536
Total liabilities and stockholders’ equity	$140,348	$156,254

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

Unaudited

	Nine Months Ended September 30,
	2023	2022
(in thousands)
Cash flows from operating activities:
Net loss	$(17,876)	$(61,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	913	1,006
Stock-based compensation	6,401	9,386
Remeasurement of warrant liabilities	647	(421)
Decrease (increase) in accounts receivable	1,668	(3,180)
(Increase) decrease in other current assets	(41)	4,848
Increase in accounts payable	51	2,931
Decrease in deferred revenues	(733)	(1,728)
(Decrease) increase in accrued expenses and other current liabilities	(5,785)	1,465
Other	(108)	202
Net cash used in operating activities	(14,863)	(46,856)
Cash flows from investing activities:
Purchase of property and equipment	(20)	(254)
Proceeds from sale of property and equipment	10	—
Net cash used in investing activities	(10)	(254)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,059	2,696
Payments for employee taxes withheld related to vested stock-based awards	(399)	(558)
Payments for reverse capitalization, net of transaction costs	—	(645)
Net cash provided by financing activities	1,660	1,493
Net decrease in cash and cash equivalents	(13,213)	(45,617)
Cash and cash equivalents at the beginning of the period	138,545	198,256
Cash and cash equivalents at the end of the period	$125,332	$152,639

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to loss before income taxes, net loss, loss per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation Adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, (iv) stock-based compensation expense, and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited	2023	2022	2023	2022
(in thousands)
Net loss	$(4,414)	$(17,983)	$(17,876)	$(61,365)
Add:
Depreciation and amortization	305	309	913	1,006
Financial (income), net (1)	(779)	(1,885)	(2,915)	(889)
Taxes on income	14	17	165	127
Stock-based compensation	1,969	3,179	6,401	9,386
Non-recurring expenses (2)	105	900	89	900
Adjusted EBITDA	$(2,800)	$(15,463)	$(13,223)	$(50,835)

(1) For the three months ended September 30, 2023, financial (income), net, primarily consisted of $1.6 million of interest income from our money market accounts partially offset by $0.8 million in losses resulting from the remeasurement of warrant liabilities. For the nine months ended September 30, 2023, financial (income), net, primarily consisted of $3.7 million of interest income from our money market accounts partially offset by $0.6 million in losses resulting from the remeasurement of warrant liabilities. For the three and nine months ended September 30, 2022, financial (income) net, primarily consisted of $1.6 million and $0.4 million, respectively, in gains resulting from the remeasurement of warrant liabilities.

(2) For the three and nine months ended September 30, 2023, non-recurring expenses primarily consisted of $0.1 million in losses resulting from the disposition of fixed assets. For the three and nine months ended September 30, 2022, non-recurring expenses consisted of $0.6 million in legal fees and $0.3 million in general and administrative expenses.